UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

Dyadic International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32513	45-0486747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1044 North U.S. Highway One, Suite 201

Jupiter, FL 33477

(Address of principal executive offices and zip code)

(561) 743-8333

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreements

On August 13, 2026, Dyadic International, Inc. (the “Company”) entered into (i) a common stock purchase agreement (the “Common Stock Purchase Agreement”) with certain investors (the “Common Stock Purchasers”), pursuant to which the Company agreed to issue and sell to such Common Stock Purchasers in a registered direct offering (the “Registered Offering”) an aggregate of 3,625,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, at a purchase price of $0.795 per share; and (ii) a securities purchase agreement (the “Warrant Securities Purchase Agreement” and together with the Common Stock Purchase Agreement, the “Purchase Agreements”), pursuant to which the Company agreed to issue and sell to the purchasers thereto (the “Warrant Purchasers”) in a concurrent private placement (the “Concurrent Private Placement”), warrants (the “Common Warrants”) to purchase 3,625,000 shares of Common Stock (the “Common Warrant Shares”) at a purchase price of $0.005 per Common Warrant and with an exercise price of $0.84 per share.

The closing of each of the Registered Offering and the Concurrent Private Placement is expected to occur on or about August 14, 2026, subject to the satisfaction of customary closing conditions.

The aggregate gross proceeds to the Company from the Registered Offering and the Concurrent Private Placement are expected to be approximately $2.9 million, before deducting offering expenses payable by the Company. The Company intends to use the net proceeds from the Registered Offering and the Concurrent Private Placement, for general corporate purposes, including for research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures, as well as potential acquisitions and other strategic transactions.

The Shares in the Registered Offering are being offered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-273829), including a base prospectus contained therein, which was originally filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2023, and that became effective on August 25, 2023, and a related prospectus supplement, dated August 13, 2026.

The Purchase Agreements each contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreements were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Registration Rights Agreement

In connection with the Concurrent Private Placement, on August 13, 2026, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Warrant Purchasers pursuant to which the Company has agreed to file a registration statement to register the resale of the Common Warrant Shares within 30 days after the closing of the Registered Offering and the Concurrent Private Placement. The Registration Rights Agreement contains customary representations, warranties and agreements by the Company and customary penalties for failure to have the registration statement timely filed or declared effective.

Placement Agent Agreement

In connection with the Registered Offering and the Concurrent Private Placement, the Company also entered into a placement agent agreement, dated August 13, 2026 (the “Placement Agent Agreement”), with Aegis Capital Corp. (the “Placement Agent”). The Placement Agent Agreement also includes customary indemnification and contribution provisions in favor of the Placement Agent.

Standstill Restrictions

The Company agreed, in the Placement Agent Agreement and the Purchase Agreements, to certain restrictions on the issuance and sale of its shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, for 90 days after the Release Date (as defined in the Warrant Securities Purchase Agreement). These restrictions do not apply to, in addition to certain customary exceptions, securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of the Company.

In addition, the Company’s directors, executive officers, employees and shareholders holding at least 10% of the Company’s outstanding Common Stock immediately upon the closing of the Registered Offering and the Concurrent Private Placement have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, whether currently owned or subsequently acquired, without the prior written consent of the placement agent, for a period of 90 days after the Release Date (as defined in the Warrant Securities Purchase Agreement).

The foregoing description of the Purchase Agreements, Registration Rights Agreement, Placement Agent Agreement, and Common Warrants does not purport to be complete and is qualified in its entirety by the full text of the forms of the Common Stock Purchase Agreement, Warrant Securities Purchase Agreement, Registration Rights Agreement, Placement Agent Agreement, and Common Warrants, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 4.1 respectively, to this Current Report on Form 8-K and are incorporated by reference herein. A copy of the opinion of White & Case LLP relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the exhibits attached hereto, shall not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock discussed herein, nor shall there be any offer, solicitation, or sale of the shares of common stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Common Warrants and Common Warrant Shares is incorporated herein by reference.

The Common Warrants are being offered in a private placement pursuant to the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof as transactions not involving a public offering and/or Rule 506 promulgated thereunder as sales to accredited investors. The Common Warrants or the Common Warrant Shares have not been registered under the Securities Act and will be issued, if at all, pursuant to the same exemption.

Item 8.01	Other Events.

A copy of the press release announcing the Registered Offering and the Concurrent Private Placement is attached to this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Common Warrant.

5.1	Opinion of White & Case LLP.

10.1*	Form of Common Stock Purchase Agreement.

10.2*	Form of Warrant Securities Purchase Agreement.

10.3	Form of Registration Rights Agreement.

10.4	Placement Agent Agreement, dated August 13, 2026, by and between Dyadic International, Inc. and Aegis Capital Corp.

23.1	Consent of White & Case LLP (contained in Exhibit 5.1).

99.1	Press release issued by Dyadic International, Inc., dated August 13, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to provide on a supplemental basis an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2026	DYADIC INTERNATIONAL, INC.

	By:	/s/ Mark A. Emalfarb
	Name:	Mark A. Emalfarb
	Title:	Chief Executive Officer